Congress Large Cap Growth Fund

Congress Mid Cap Growth Fund

Congress All Cap Opportunity Fund

ANNUAL REPORT

December 31, 2016

CONGRESS FUNDS

TABLE OF CONTENTS

Shareholder Letter	1

Sector Allocations	5

Historical Performance	6

Schedules of Investments

Congress Large Cap Growth Fund	12

Congress Mid Cap Growth Fund	14

Congress All Cap Opportunity Fund	16

Statements of Assets and Liabilities	18

Statements of Operations	20

Statements of Changes in Net Assets	22

Financial Highlights	28

Notes to Financial Statements	34

Report of Independent Registered Public Accounting Firm	44

Expense Examples	45

Approval of Investment Advisory Agreement	47

Trustees and Executive Officers	51

Additional Information	54

Privacy Notice	Inside Back Cover

Annual Letter to Mutual Fund Shareholders
For the year January 1, 2016 to December 31, 2016

General Market Commentary:

2016 proved to be a fascinating year from an investment perspective.  The stock market withstood fears about a stagnating economy early in the year and the surprise of the Brexit vote in June to enter autumn with a modest gain.  November’s election lit the trading pyre in a way that surprised many.  Stocks rallied to close the year and bond prices fell, driving yields higher. The “Trump rally” as some called it favored stocks that would conceivably benefit from new infrastructure spending, higher interest rate, and less regulation.  The rally was not uniform.  Banks and commodity related stocks enjoyed renewed investor interest while pharmaceutical stocks lagged.  Size also mattered.  Small cap stocks, considered more volatile over time than large cap stocks returned 26.6% for the one year time period ending December 31, 2016 as measured by the S&P Small Cap 600 Index.  In comparison, the S&P 500 Index rose 12.0% for the one year time period ending December 31, 2016.

In December, the Federal Reserve increased short term interest rates for the second time in this cycle.  This followed December’s reading of quarter gross domestic product (GDP) of 3.5%, the strongest level in two years.  With unemployment measuring 4.6%, the prospects for economic growth appear more stable than a couple of years ago.

Performance Highlights:

Large Cap Growth

For the year ending December 31, 2016, the Fund’s Retail Class and Institutional Class shares returned 4.48% and 4.75% respectively, compared with 7.08% for the Russell 1000 Growth Index.

Four stocks mentioned as highlights in our June 30, 2016 letter continued to perform well in the second half of the year.  Industrial sector stocks, Illinois Tool Works, J.B Hunt Transport and Rockwell Automation all returned close to 30%, maintaining their momentum from earlier in the year.  United Health Group, the nation’s largest health insurer posted impressive third quarter earnings and returned over 35% for the year.

On the negative side both Bristol Myers Squibb and Under Armour weighed on performance.  Bristol, the large pharmaceutical company, is a leader in the expanding field of immuno oncology to fight various forms of cancer.  The company suffered a setback in July as one of its therapies did not win approval for first line treatment for a specific type of lung cancer.  The company continues to test and develop its two immuno oncology drugs as stand-alone therapies and in combination with other treatments.

Under Armour (UA) continues to expand its presence in the athletic and footwear markets.  UA has maintained 20% revenue growth but higher distribution costs and disruptions in the retail chain weighed on margins and profitability. The company continues to develop its direct to consumer and international businesses.

In late December, the Fund distributed $0.20 per retail share and $0.26 per institutional share representing ordinary income and capital gains for the year.

Mid Cap Growth

For the year ending December 31, 2016, the Fund’s Retail Class and Institutional Class shares returned 13.11% and 13.38% respectively, compared with 7.33% for the Russell Mid-Cap Growth Index.

Strong performance from bottom up security selection drove successful portfolio results for 2016.  Further aiding returns, two companies in the portfolio were the subject of acquisition offers.  These were Linear Technology, a semiconductor company, and B/E Aerospace, a supplier of aircraft interiors.

Selections within consumer discretionary and information technology aided the portfolio.  Dorman Auto Products, a supplier to the automotive aftermarket, posted strong results due to increasing average automobile age, increasing miles driven domestically, and broadening product offerings.  Apart from Linear Technology, strength in technology came from Cognex, a supplier of machine vision products.  Cognex has been capitalizing on the trends of factory automation and manufacturing complexity, and is a major direct and indirect supplier to Apple.

Headwinds to the portfolio included G-III Apparel which suffered from weak outerwear sales at its Wilson’s Leather and G.H. Bass chains, and a perplexing offer for DKNY.  Manhattan Associates, a technology supplier for retailers and logistics providers, saw weakening performance due to customer implementation delays.

In late December, the Fund distributed $0.15 per retail share and $0.18 per institutional share representing ordinary income and capital gains for the year.

All Cap Opportunity

For the year ending December 31, 2016, the Fund’s Retail Class and Institutional Class shares returned 13.18% and 13.51% respectively, compared with 12.74% for the Russell 3000 Index.

The best holding for the calendar year of 2016 was NVIDIA Corp.  NVIDIA, which designs and manufactures computer graphics chips for use in personal computers, saw its stock rise 227% over the year as their gaming segment saw prodigious results.  United Rentals, the largest equipment rental company in the world, also did well posting a 46% gain on an improved domestic outlook for increased construction, maintenance, and infrastructure spending.  The stock price of Baker Hughes, a provider of oilfield services, products, and systems to the oil and natural gas industry, increased after it agreed to be acquired by the General Electric Company.

The primary detractors from the portfolio were also varied in nature and all were sold mid-year 2016.  Hertz Global Holdings owns and operates auto and equipment rental locations and its stock fell 36% from the beginning of the year to when it was sold by the Fund in May, amid lackluster operating results.  VeriFone Systems, a manufacturer and distributor of point-of-sale electronic payment devices, found its stock price falling until it was sold in mid-July when the company ran into bottlenecks as it rushed to provide electronic chip compliant units to its customers.  SUPERVALU, Inc. is a distributor of food and operator of grocery stores and witnessed its stock price falling in the first half of the year before it was sold from the Fund in May as the company faced unrelenting headwinds from depreciating wholesale food prices and slowing turnover.

In late December, the Fund distributed $0.02 per retail share and $0.04 per institutional share representing ordinary income for the year.

Portfolio Commentary:

Large Cap Growth

As of December 31, 2016, the portfolio contains 42 stocks with the technology sector comprising 30% of the portfolio.  That sector includes Apple, the largest single holding at 3.3% of the portfolio.  The consumer discretionary and health care sectors both represent just over 14% of the portfolio.  Amongst other names, the discretionary sector includes two long term holdings, Home Depot and TJX Companies (owner of TJ Maxx and Marshalls) and newly added O’Reilly Automotive. Other recent additions to the portfolio include Chevron in the energy sector and Suntrust Banks in the financial sector. The estimated dividend yield on the portfolio holdings is 1.5% with 74% or 31 of the holdings paying a dividend.

Mid Cap Growth

As of December 31, 2016, the portfolio contains 40 names and turnover in 2016 was below 20%.  More than three-quarters of the holdings are from the consumer discretionary, health care, industrial, and information technology sectors.  The largest sector, Industrials, is about one-quarter of the portfolio.

Recent additions include Hasbro, a leading toy company, and Masco, a leader in home improvement and building products.  Recent removals include Graco, a manufacturer of pumps and fluid dispensing equipment, and ANSYS, an engineering software supplier.

All Cap Opportunity

The Fund’s performance over the second half of the year was much improved over that from the first half of the year.

The boost in performance came from a broad variety of sectors and was accomplished without the need for increased turnover of the Fund’s holdings.  Holdings in the portfolio remain concentrated with fewer than 25 stocks but span an eclectic mix of industries and products.  Selective elimination of underperforming stocks assisted in the upturn.

Newer names added in the third quarter include Six Flags Entertainment Corporation, an owner and operator of regional theme parks and water parks, Carlisle Companies, a conglomerate that designs, manufactures, and sells a wide range of products that serve a diverse range of markets.  Fourth quarter additions include Broadcom, a supplier of analog and digital semiconductor chips for wired and wireless communications needs, Zayo Group, a provider of bandwidth infrastructure services, and Regal Entertainment Group, an operator of multi-screen theatres.

In Closing:

Thank you for the confidence you place in us and for your investment in the Funds.  We look forward to serving your investment needs.

Sincerely,

Daniel A. Lagan, CFA	Todd Solomon, CFA	John Beaver, CFA
Large Cap Growth	Mid Cap Growth	All Cap Opportunity

Important Disclosures

Past performance is not a guarantee of future results.

The opinions provided herein are those of Congress Asset Management Company and are not intended to be a forecast of future events, a guarantee of future results, nor investment advice.

Must be preceded or accompanied by a prospectus.

Investment performance reflects fee waivers. In the absence of such waivers total returns would be reduced.

Mutual fund investing involves risk. Principal loss is possible. The Funds may invest in foreign securities which may involve greater volatility and political, economic, and currency risks and differences in accounting methods. Investments in small and mid-sized companies involve additional risks such as limited liquidity and greater volatility than larger companies. The Congress All Cap Opportunity Fund may invest in debt securities which typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. The Congress Large Cap Growth Fund may invest in Exchange Traded Funds (ETFs), which may trade at a discount to the aggregate value of the underlying securities and although expense ratios for ETFs are generally low, frequent trading of ETFs by the Fund can generate brokerage expenses.

The S&P 500 Index is a broad based unmanaged index of 500 stocks, which is widely recognized as representative of the equity market in general. The Russell 1000 Growth Index measures performance of the large-cap growth segment of the U.S. Equity Universe. The Russell Mid Cap Growth Index measures performance of the mid-cap growth segment of the U.S. Equity Universe.  The Russell 3000 Index measures performance of the largest 3,000 U.S. companies representing approximately 98% of the U.S. Equity Universe.  The S&P 600 Index is an index of small-cap stocks managed by Standard and Poor’s which covers a broad range of small cap stocks in the United States, is weighted according to market capitalization, and covers about 3-4% of the total market for equities in the United States.  One cannot invest directly in an index.

Dividend yield is a financial ratio that indicates how much a company pays out in dividends each year relative to its share price, calculated by dividing the dollar value of dividends paid in a given year per share of stock held by the dollar value of one share of stock.

Fund holdings and sector allocations are subject to change and should not be considered a recommendation to buy or sell any security. For a complete list of fund holdings, please refer to the Schedules of Investment in this report.

Congress Funds are distributed by Quasar Distributors, LLC

CONGRESS FUNDS

SECTOR ALLOCATIONS at December 31, 2016 (Unaudited)

Congress Large Cap Growth Fund

Sector Allocation	Percent of Net Assets
Information Technology	30.1%
Health Care	14.3%
Consumer Discretionary	14.0%
Consumer Staples	11.5%
Industrials	11.1%
Financials	5.7%
Materials	4.7%
Energy	4.0%
Real Estate	2.3%
Cash*	2.3%
Net Assets	100.0%

Congress Mid Cap Growth Fund

Sector Allocation	Percent of Net Assets
Industrials	24.2%
Information Technology	19.7%
Health Care	16.3%
Consumer Discretionary	16.1%
Financials	7.7%
Consumer Staples	3.9%
Real Estate	2.6%
Energy	2.4%
Materials	2.2%
Cash*	4.9%
Net Assets	100.0%

Congress All Cap Opportunity Fund

Sector Allocation	Percent of Net Assets
Information Technology	23.8%
Consumer Discretionary	20.7%
Health Care	16.3%
Industrials	15.6%
Real Estate	7.9%
Financials	4.5%
Energy	3.9%
Telecommunication Services	3.8%
Cash*	3.5%
Net Assets	100.0%

*	Cash, Cash Equivalents and Other Assets in Excess of Liabilities

CONGRESS LARGE CAP GROWTH FUND

HISTORICAL PERFORMANCE (Unaudited)

Retail Class

Value of $10,000 vs. Russell 1000® Growth Index and S&P 500® Index

Annualized Returns for the periods ended December 31, 2016

				Since	Ending
	One	Three	Five	Inception	Value
	Year	Year	Year	(3/31/2009)	(12/31/2016)
Congress Large Cap
Growth Fund, Retail Class	4.48%	5.04%	10.80%	12.71%	$25,294
Russell 1000® Growth Index	7.08%	8.55%	14.50%	16.98%	33,738
S&P 500® Index	11.96%	8.87%	14.66%	16.69%	33,092

This chart illustrates the performance of a hypothetical $10,000 investment made on March 31, 2009, and is not intended to imply any future performance. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. The returns reflect fee waivers in effect.  In the absence of such waivers, total return would be reduced. The chart assumes reinvestment of capital gains and dividends.

Performance data quoted represents past performance and does not guarantee future results.  The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost.  Current performance of the Fund may be lower or higher than the performance quoted.  Performance data current to the most recent month end may be obtained by calling 1-888-688-1299.

The Fund imposed a 1% redemption fee on shares held for less than 90 days, however, effective April 30, 2016, the 1% redemption fee was eliminated. Performance does not reflect the redemption fee.  If reflected, the total return would be reduced.

CONGRESS LARGE CAP GROWTH FUND

HISTORICAL PERFORMANCE (Unaudited)

Institutional Class

Value of $500,000 vs. Russell 1000® Growth Index and S&P 500® Index

Annualized Returns for the periods ended December 31, 2016

				Since	Ending
	One	Three	Five	Inception	Value
	Year	Year	Year	(4/30/2010)	(12/31/2016)
Congress Large Cap Growth
Fund, Institutional Class	4.75%	5.31%	11.07%	9.91%	$ 939,385
Russell 1000® Growth Index	7.08%	8.55%	14.50%	12.76%	1,113,991
S&P 500® Index	11.96%	8.87%	14.66%	12.35%	1,087,585

This chart illustrates the performance of a hypothetical $500,000 investment made on April 30, 2010, and is not intended to imply any future performance. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. The returns reflect fee waivers in effect.  In the absence of such waivers, total return would be reduced. The chart assumes reinvestment of capital gains and dividends.

Performance data quoted represents past performance and does not guarantee future results.  The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost.  Current performance of the Fund may be lower or higher than the performance quoted.  Performance data current to the most recent month end may be obtained by calling 1-888-688-1299.

The Fund imposed a 1% redemption fee on shares held for less than 90 days, however, effective April 30, 2016, the 1% redemption fee was eliminated. Performance does not reflect the redemption fee.  If reflected, the total return would be reduced.

CONGRESS MID CAP GROWTH FUND

HISTORICAL PERFORMANCE (Unaudited)

Retail Class

Value of $10,000 vs. Russell Midcap® Growth Index and S&P 500® Index

Annualized Returns for the periods ended December 31, 2016

	One	Three	Since Inception	Ending Value
	Year	Year	(10/31/2012)	(12/31/2016)
Congress Mid Cap Growth Fund,
Retail Class	13.11%	7.90%	14.09%	$17,321
Russell Midcap® Growth Index	7.33%	6.23%	13.47%	16,931
S&P 500® Index	11.96%	8.87%	14.12%	17,340

This chart illustrates the performance of a hypothetical $10,000 investment made on October 31, 2012, and is not intended to imply any future performance. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. The returns reflect fee waivers in effect.  In the absence of such waivers, total return would be reduced. The chart assumes reinvestment of capital gains and dividends.

Performance data quoted represents past performance and does not guarantee future results.  The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost.  Current performance of the Fund may be lower or higher than the performance quoted.  Performance data current to the most recent month end may be obtained by calling 1-888-688-1299.

The Fund imposed a 1% redemption fee on shares held for less than 90 days, however, effective April 30, 2016, the 1% redemption fee was eliminated. Performance does not reflect the redemption fee.  If reflected, the total return would be reduced.

CONGRESS MID CAP GROWTH FUND

HISTORICAL PERFORMANCE (Unaudited)

Institutional Class

Value of $500,000 vs. Russell Midcap® Growth Index and S&P 500® Index

Annualized Returns for the periods ended December 31, 2016

	One	Three	Since Inception	Ending Value
	Year	Year	(10/31/2012)	(12/31/2016)
Congress Mid Cap Growth Fund,
Institutional Class	13.38%	8.16%	14.35%	$874,309
Russell Midcap® Growth Index	7.33%	6.23%	13.47%	846,577
S&P 500® Index	11.96%	8.87%	14.12%	867,001

This chart illustrates the performance of a hypothetical $500,000 investment made on October 31, 2012, and is not intended to imply any future performance. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. The returns reflect fee waivers in effect.  In the absence of such waivers, total return would be reduced. The chart assumes reinvestment of capital gains and dividends.

Performance data quoted represents past performance and does not guarantee future results.  The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost.  Current performance of the Fund may be lower or higher than the performance quoted.  Performance data current to the most recent month end may be obtained by calling 1-888-688-1299.

The Fund imposed a 1% redemption fee on shares held for less than 90 days, however, effective April 30, 2016, the 1% redemption fee was eliminated. Performance does not reflect the redemption fee.  If reflected, the total return would be reduced.

CONGRESS ALL CAP OPPORTUNITY FUND

HISTORICAL PERFORMANCE (Unaudited)

Retail Class

Value of $10,000 vs. Russell 3000® Index and S&P 500® Index

Annualized Returns for the periods ended December 31, 2016

	One	Three	Since Inception	Ending Value
	Year	Year	(10/31/2012)	(12/31/2016)
Congress All Cap
Opportunity Fund, Retail Class	13.18%	6.97%	12.19%	$16,151
Russell 3000® Index	12.74%	8.43%	14.17%	17,371
S&P 500® Index	11.96%	8.87%	14.12%	17,340

This chart illustrates the performance of a hypothetical $10,000 investment made on October 31, 2012, and is not intended to imply any future performance. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. The returns reflect fee waivers in effect.  In the absence of such waivers, total return would be reduced. The chart assumes reinvestment of capital gains and dividends.

Performance data quoted represents past performance and does not guarantee future results.  The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost.  Current performance of the Fund may be lower or higher than the performance quoted.  Performance data current to the most recent month end may be obtained by calling 1-888-688-1299.

The Fund imposed a 1% redemption fee on shares held for less than 90 days, however, effective April 30, 2016, the 1% redemption fee was eliminated. Performance does not reflect the redemption fee.  If reflected, the total return would be reduced.

CONGRESS ALL CAP OPPORTUNITY FUND

HISTORICAL PERFORMANCE (Unaudited)

Institutional Class

Value of $500,000 vs. Russell 3000® Index and S&P 500® Index

Annualized Returns for the periods ended December 31, 2016

	One	Three	Since Inception	Ending Value
	Year	Year	(10/31/2012)	(12/31/2016)
Congress All Cap Opportunity Fund,
Institutional Class	13.51%	7.23%	12.50%	$816,726
Russell 3000® Index	12.74%	8.43%	14.17%	868,529
S&P 500® Index	11.96%	8.87%	14.12%	867,001

This chart illustrates the performance of a hypothetical $500,000 investment made on October 31, 2012, and is not intended to imply any future performance. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. The returns reflect fee waivers in effect.  In the absence of such waivers, total return would be reduced. The chart assumes reinvestment of capital gains and dividends.

Performance data quoted represents past performance and does not guarantee future results.  The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost.  Current performance of the Fund may be lower or higher than the performance quoted.  Performance data current to the most recent month end may be obtained by calling 1-888-688-1299.

The Fund imposed a 1% redemption fee on shares held for less than 90 days, however, effective April 30, 2016, the 1% redemption fee was eliminated. Performance does not reflect the redemption fee.  If reflected, the total return would be reduced.

CONGRESS LARGE CAP GROWTH FUND

SCHEDULE OF INVESTMENTS at December 31, 2016

Shares		Value

COMMON STOCKS: 97.7%

Banks: 1.2%
10,500	SunTrust Banks, Inc.	$575,925

Capital Goods: 8.6%
4,600	Acuity Brands, Inc.	1,061,956
12,200	Illinois Tool Works, Inc.	1,494,012
10,500	Rockwell
	Automation, Inc.	1,411,200
		3,967,168

Consumer Durables
& Apparel: 1.3%
9,769	Under Armour,
	Inc. - Class A*	245,886
13,000	Under Armour,
	Inc. - Class C*	377,650
		623,536

Consumer Services: 2.3%
8,700	McDonald’s Corp.	1,058,964

Diversified Financials: 4.5%
7,400	CME Group, Inc.	853,590
22,000	Intercontinental
	Exchange, Inc.	1,241,240
		2,094,830

Energy: 4.0%
5,000	Chevron Corp.	588,500
15,200	Schlumberger Ltd.	1,276,040
		1,864,540
Food & Staples Retailing: 2.4%
7,000	Costco Wholesale Corp.	1,120,770

Food, Beverage & Tobacco: 2.5%
11,000	PepsiCo, Inc.	1,150,930

Health Care Equipment
& Services: 5.0%
8,500	Stryker Corp.	1,018,385
8,000	UnitedHealth
	Group, Inc.	1,280,320
		2,298,705
Household & Personal
Products: 6.6%
9,000	The Clorox Co.	1,080,180
15,300	Colgate-Palmolive Co.	1,001,232
12,800	Estée Lauder
	Companies, Inc. -
	Class A	979,072
		3,060,484

Materials: 4.7%
9,300	Ecolab, Inc.	1,090,146
11,300	PPG Industries, Inc.	1,070,788
		2,160,934

Media: 2.6%
11,750	The Walt Disney Co.	1,224,585

Pharmaceuticals, Biotechnology
& Life Sciences: 9.3%
14,000	Bristol-Myers Squibb Co.	818,160
10,000	Celgene Corp.*	1,157,500
19,900	Merck & Co., Inc.	1,171,513
8,200	Thermo Fisher
	Scientific, Inc.	1,157,020
		4,304,193

Real Estate: 2.3%
12,400	Crown Castle
	International Corp. -
	REIT	1,075,948

Retailing: 7.8%
9,700	The Home Depot, Inc.	1,300,576
4,200	O’Reilly
	Automotive, Inc.*	1,169,322
15,100	The TJX
	Companies, Inc.	1,134,463
		3,604,361
Semiconductors & Semiconductor
Equipment: 2.9%
18,600	Analog Devices, Inc.	1,350,732

Software & Services: 23.9%
10,800	Accenture PLC	1,265,004
13,200	Adobe Systems, Inc.*	1,358,940
14,200	Akamai
	Technologies, Inc.*	946,856

The accompanying notes are an integral part of these financial statements.

CONGRESS LARGE CAP GROWTH FUND

SCHEDULE OF INVESTMENTS at December 31, 2016 (Continued)

Shares		Value

Software & Services: 23.9% (Continued)
975	Alphabet, Inc. -
	Class A*	$772,639
777	Alphabet, Inc. -
	Class C*	599,704
12,700	Automatic Data
	Processing, Inc.	1,305,306
15,300	Electronic Arts, Inc.*	1,205,028
10,300	Facebook, Inc.*	1,185,015
28,500	PayPal Holdings, Inc.*	1,124,895
17,000	Visa, Inc.	1,326,340
		11,089,727

Technology Hardware
& Equipment: 3.3%
13,000	Apple, Inc.	1,505,660

Transportation: 2.5%
17,500	Canadian National
	Railway Co.	1,179,500

TOTAL COMMON STOCKS
(Cost $36,170,115)		45,311,492

SHORT-TERM INVESTMENTS: 1.9%

Money Market Funds: 1.9%
879,079	Invesco Short-Term
	Treasury Portfolio -
	Institutional Class,
	0.370%(1)	879,079

TOTAL SHORT-TERM
INVESTMENTS
(Cost $879,079)		879,079

TOTAL INVESTMENTS
IN SECURITIES: 99.6%
(Cost $37,049,194)		46,190,571
Other Assets in Excess
of Liabilities: 0.4%		170,151
TOTAL NET
ASSETS: 100.0%		$46,360,722

REIT – Real Estate Investment Trust
*	Non-income producing security
(1)	Seven-day yield as of December 31, 2016

The Global Industry Classification Standard (“GICS®”) was developed by and/or is the exclusive property of MSCI, Inc. and Standard and Poor’s Financial Services, LLC (“S&P”). GICS® is a service mark of MSCI, Inc and S&P and has been licensed for use by the Fund’s Administrator, U.S. Bancorp Fund Services, LLC.

The accompanying notes are an integral part of these financial statements.

CONGRESS MID CAP GROWTH FUND

SCHEDULE OF INVESTMENTS at December 31, 2016

Shares		Value

COMMON STOCKS: 95.1%

Automobiles & Components: 2.5%
205,000	Dorman
	Products, Inc.*	$14,977,300

Banks: 2.7%
110,000	Signature Bank*	16,522,000

Capital Goods: 13.9%
55,000	Acuity Brands, Inc.	12,697,300
265,000	B/E Aerospace, Inc.	15,950,350
95,000	Lennox
	International Inc.	14,551,150
450,000	Masco Corp.	14,229,000
95,000	The Middleby Corp.*	12,236,950
85,000	Snap-on, Inc.	14,557,950
		84,222,700

Commercial &
Professional Services: 7.7%
130,000	Cintas Corp.	15,022,800
120,000	Equifax Inc.	14,187,600
350,000	Robert Half
	International Inc.	17,073,000
		46,283,400

Consumer Durables
& Apparel: 6.6%
160,000	Carter’s, Inc.	13,822,400
450,000	G-III Apparel
	Group, Ltd.*	13,302,000
165,000	Hasbro, Inc.	12,835,350
		39,959,750

Consumer Services: 2.2%
270,000	Texas Roadhouse, Inc.	13,024,800

Diversified Financials: 5.0%
90,000	FactSet Research
	Systems Inc.	14,708,700
225,000	Raymond James
	Financial, Inc.	15,585,750
		30,294,450

Energy: 2.4%
120,000	Core
	Laboratories N.V.	14,404,800

Food, Beverage & Tobacco: 1.5%
225,000	The Hain Celestial
	Group, Inc.*	8,781,750

Health Care Equipment
& Services: 9.4%
70,000	The Cooper
	Companies, Inc.	12,245,100
95,000	Henry Schein Inc.*	14,412,450
240,000	ResMed Inc.	14,892,000
225,000	VCA Inc.*	15,446,250
		56,995,800

Household & Personal
Products: 2.4%
330,000	Church &
	Dwight Co., Inc.	14,582,700

Materials: 2.2%
115,000	International Flavors
	& Fragrances Inc.	13,550,450

Media: 2.5%
210,000	Scripps Networks
	Interactive, Inc. -
	Class A	14,987,700

Pharmaceuticals, Biotechnology
& Life Sciences: 6.9%
310,000	Cambrex Corp.*	16,724,500
30,000	Mettler-Toledo
	International Inc.*	12,556,800
190,000	PAREXEL
	International Corp.*	12,486,800
		41,768,100

Real Estate: 2.6%
185,000	Camden Property
	Trust - REIT	15,552,950

Retailing: 2.3%
200,000	Foot Locker, Inc.	14,178,000

Semiconductors & Semiconductor
Equipment: 2.4%
175,000	Monolithic Power
	Systems, Inc.	14,337,750

The accompanying notes are an integral part of these financial statements.

CONGRESS MID CAP GROWTH FUND

SCHEDULE OF INVESTMENTS at December 31, 2016 (Continued)

Shares		Value

Software & Services: 9.4%
600,000	Genpact Ltd*	$14,604,000
165,000	Jack Henry &
	Associates, Inc.	14,648,700
265,000	Manhattan
	Associates, Inc.*	14,052,950
225,000	Synopsys, Inc.*	13,243,500
		56,549,150

Technology Hardware
& Equipment: 7.9%
250,000	Cognex Corp.	15,905,000
110,000	F5 Networks, Inc.*	15,919,200
160,000	IPG Photonics Corp.*	15,793,600
		47,617,800

Transportation: 2.6%
165,000	J.B. Hunt Transport
	Services, Inc.	16,016,550

TOTAL COMMON STOCKS
(Cost $502,049,577)		574,607,900

SHORT-TERM INVESTMENTS: 4.0%

Money Market Funds: 4.0%
24,328,121	Invesco Short-Term
	Treasury Portfolio -
	Institutional Class,
	0.370%(1)	24,328,121

TOTAL SHORT-TERM
INVESTMENTS
(Cost $24,328,121)		24,328,121

TOTAL INVESTMENTS
IN SECURITIES: 99.1%
(Cost $526,377,698)		598,936,021
Other Assets in Excess
of Liabilities: 0.9%		5,403,078
TOTAL NET
ASSETS: 100.0%		$604,339,099

REIT – Real Estate Investment Trust
*	Non-income producing security
(1)	Seven-day yield as of December 31, 2016

The Global Industry Classification Standard (“GICS®”) was developed by and/or is the exclusive property of MSCI, Inc. and Standard and Poor’s Financial Services, LLC (“S&P”). GICS® is a service mark of MSCI, Inc and S&P and has been licensed for use by the Fund’s Administrator, U.S. Bancorp Fund Services, LLC.

The accompanying notes are an integral part of these financial statements.

CONGRESS ALL CAP OPPORTUNITY FUND

SCHEDULE OF INVESTMENTS at December 31, 2016

Shares		Value

COMMON STOCKS: 96.5%

Automobiles & Components: 4.1%
32,800	Volkswagen AG - ADR	$940,868

Banks: 4.5%
54,500	People’s United
	Financial, Inc.	1,055,120

Capital Goods: 11.9%
8,400	Carlisle Companies, Inc.	926,436
28,500	General Electric Co.	900,600
8,800	United Rentals, Inc.*	929,104
		2,756,140

Consumer Services: 9.4%
14,800	Darden Restaurants, Inc.	1,076,256
18,500	Six Flags
	Entertainment Corp.	1,109,260
		2,185,516

Energy: 3.9%
13,950	Baker Hughes, Inc.	906,331

Health Care Equipment
& Services: 12.2%
8,000	ABIOMED, Inc.*	901,440
20,900	Surgical Care
	Affiliates, Inc.*	967,043
6,000	Teleflex, Inc.	966,900
		2,835,383

Media: 3.7%
41,800	Regal
	Entertainment Group	861,080

Pharmaceuticals, Biotechnology
& Life Sciences: 4.1%
18,000	Zoetis, Inc.	963,540

Real Estate: 7.9%
8,500	American Tower
	Corp. - REIT	898,280
2,650	Equinix, Inc. - REIT	947,137
		1,845,417

Retailing: 3.5%
97,800	J.C. Penney Co., Inc.*	812,718

Semiconductors & Semiconductor
Equipment: 9.1%
5,200	Broadcom Ltd.	919,204
11,100	NVIDIA Corp.	1,184,814
		2,104,018

Software & Services: 11.1%
24,500	Booz Allen Hamilton
	Holding Corp.	883,715
17,300	CyberArk Software Ltd.*	787,150
26,000	InterXion Holding N.V.*	911,820
		2,582,685

Technology Hardware
& Equipment: 3.6%
6,600	Palo Alto
	Networks, Inc.*	825,330

Telecommunication
Services: 3.8%
26,700	Zayo Group
	Holdings, Inc.*	877,362

Transportation: 3.7%
6,100	Canadian Pacific
	Railway Ltd.	870,897

TOTAL COMMON STOCKS
(Cost $18,694,444)		22,422,405

The accompanying notes are an integral part of these financial statements.

CONGRESS ALL CAP OPPORTUNITY FUND

SCHEDULE OF INVESTMENTS at December 31, 2016 (Continued)

Shares	Value

Money Market Funds: 3.5%
818,014	Invesco Short-Term
Treasury Portfolio -
Institutional Class,
0.370%(1)	$818,014

TOTAL SHORT-TERM
INVESTMENTS
(Cost $818,014)	818,014

TOTAL INVESTMENTS
IN SECURITIES: 100.0%
(Cost $19,512,458)	23,240,419
Liabilities in Excess
of Other Assets: (0.0)%(2)	(11,463)
TOTAL NET
ASSETS: 100.0%	$23,228,956

ADR – American Depositary Receipt
REIT – Real Estate Investment Trust
*	Non-income producing security.
(1)	Seven-day yield as of December 31, 2016
(2)	Does not round to (0.1)%

The Global Industry Classification Standard (“GICS®”) was developed by and/or is the exclusive property of MSCI, Inc. and Standard and Poor’s Financial Services, LLC (“S&P”). GICS® is a service mark of MSCI, Inc and S&P and has been licensed for use by the Fund’s Administrator, U.S. Bancorp Fund Services, LLC.

The accompanying notes are an integral part of these financial statements.

CONGRESS FUNDS

STATEMENTS OF ASSETS AND LIABILITIES at December 31, 2016

	Large	Mid Cap	All Cap
	Cap Growth	Growth	Opportunity
	Fund	Fund	Fund

ASSETS:
Investments in securities, at value
(Cost $37,049,194, $526,377,698, and
$19,512,458, respectively)	$46,190,571	$598,936,021	$23,240,419
Cash	4,147	—	5,304
Receivables:
Fund shares sold	172,711	6,026,406	6,877
Dividends and interest	82,119	343,487	14,037
Due from advisor, net	—	—	4,110
Prepaid expenses	6,624	29,843	17,490
Total assets	46,456,172	605,335,757	23,288,237

LIABILITIES:
Payables:
Fund shares redeemed	20,132	486,063	4,398
Audit fees	23,602	23,600	23,602
Transfer agent fees	10,702	41,432	9,551
Distribution fees	10,382	33,483	3,751
Administration fees	8,157	79,324	4,307
Investment advisory fees, net	7,493	239,726	—
Fund accounting fees	6,186	25,498	6,111
Trustee fees	2,723	5,452	2,605
Chief Compliance Officer fees	1,499	1,499	1,499
Custody fees	1,027	9,605	1,043
Other accrued expenses	3,547	50,976	2,414
Total liabilities	95,450	996,658	59,281
NET ASSETS	$46,360,722	$604,339,099	$23,228,956

The accompanying notes are an integral part of these financial statements.

CONGRESS FUNDS

STATEMENTS OF ASSETS AND LIABILITIES at December 31, 2016 (Continued)

	Large	Mid Cap	All Cap
	Cap Growth	Growth	Opportunity
	Fund	Fund	Fund

COMPONENTS OF NET ASSETS:
Paid-in capital	$36,793,961	$531,735,660	$19,703,166
Undistributed net investment income	—	—	37,983
Undistributed (accumulated) net realized
gain (loss) on investments	425,384	45,116	(240,175)
Net unrealized appreciation on investments	9,141,377	72,558,323	3,727,961
Net unrealized appreciation on translation of
other assets and liabilities in foreign currency	—	—	21
Net assets	$46,360,722	$604,339,099	$23,228,956

Retail Class:
Net assets	$10,113,312	$47,958,767	$6,182,040
Shares issued and outstanding (unlimited number
of shares authorized without par value)	458,306	2,965,746	395,829
Net asset value, and redemption price per share	$22.07	$16.17	$15.62

Institutional Class:
Net assets	$36,247,410	$556,380,332	$17,046,916
Shares issued and outstanding (unlimited number
of shares authorized without par value)	1,643,473	34,212,739	1,086,759
Net asset value, and redemption price per share	$22.06	$16.26	$15.69

The accompanying notes are an integral part of these financial statements.

CONGRESS FUNDS

STATEMENTS OF OPERATIONS For the Year Ended December 31, 2016

	Large	Mid Cap	All Cap
	Cap Growth	Growth	Opportunity
	Fund	Fund	Fund

INVESTMENT INCOME
Dividends (net of foreign withholding tax
of $3,017, $28,050, and $1,630, respectively)	$708,930	$4,293,442	$231,838
Interest	3,452	58,459	2,718
Total investment income	712,382	4,351,901	234,556

EXPENSES
Investment advisory fees	226,999	2,623,849	135,198
Transfer agent fees	54,853	195,345	54,048
Administration fees	53,736	418,410	32,089
Registration fees	43,104	95,019	42,296
Fund accounting fees	39,850	141,014	39,204
Distribution fees - Retail Class	30,702	81,902	12,539
Audit fees	23,592	23,590	23,592
Trustee fees	11,896	20,861	11,371
Chief Compliance Officer fees	9,000	9,000	9,000
Miscellaneous expenses	8,301	15,627	7,876
Legal fees	5,983	6,911	7,509
Custody fees	5,630	47,512	5,868
Reports to shareholders	2,563	46,203	2,390
Insurance expense	2,414	3,189	2,380
Interest expense	—	—	67
Total expenses	518,623	3,728,432	385,427
Less: fees waived and expenses reimbursed	(147,422)	(366,720)	(203,891)
Net expenses	371,201	3,361,712	181,536
Net investment income	341,181	990,189	53,020

REALIZED & UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on investments	671,107	3,610,690	(116,540)
Net increase from payments by affiliates
on the disposal of investments
in violation of restrictions	—	—	163,910
Change in net unrealized
appreciation/depreciation on investments	1,142,967	52,123,786	2,630,201
Change in net unrealized
appreciation/depreciation on translation of
other assets and liabilities in foreign currency	—	—	13
Net realized and unrealized gain on investments	1,814,074	55,734,476	2,677,584
Net increase in net assets
resulting from operations	$2,155,255	$56,724,665	$2,730,604

The accompanying notes are an integral part of these financial statements.

(This Page Intentionally Left Blank.)

CONGRESS LARGE CAP GROWTH FUND

STATEMENTS OF CHANGES IN NET ASSETS

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015

INCREASE (DECREASE) IN NET ASSETS FROM:
OPERATIONS
Net investment income	$341,181	$250,849
Net realized gain on investments	671,107	1,062,188
Change in net unrealized
appreciation/depreciation on investments	1,142,967	(736,945)
Net increase in net assets
resulting from operations	2,155,255	576,092

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income:
Retail Class	(52,596)	(58,646)
Institutional Class	(296,997)	(191,924)
From net realized gain on investments:
Retail Class	(37,906)	(402,134)
Institutional Class	(134,712)	(783,249)
Total distributions to shareholders	(522,211)	(1,435,953)

CAPITAL SHARE TRANSACTIONS
Decrease in net assets derived from
net change in outstanding shares - Retail Class(1)	(5,454,208)	(2,010,375)
Increase in net assets derived from
net change in outstanding shares - Institutional Class(1)	5,089,319	9,103,193
Total increase (decrease) in net assets
from capital share transactions	(364,889)	7,092,818
Total increase in net assets	1,268,155	6,232,957

NET ASSETS
Beginning of year	45,092,567	38,859,610
End of year	$46,360,722	$45,092,567
Undistributed net investment income	$—	$900

The accompanying notes are an integral part of these financial statements.

CONGRESS LARGE CAP GROWTH FUND

STATEMENTS OF CHANGES IN NET ASSETS (Continued)

(1)	Summary of capital share transactions is as follows:

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Shares	Value	Shares	Value
Retail Class
Shares sold	46,657	$967,020	41,249	$906,710
Shares issued in
reinvestment of distributions	1,636	36,548	12,376	267,806
Shares redeemed(2)	(299,887)	(6,457,776)	(143,520)	(3,184,891)
Net decrease	(251,594)	$(5,454,208)	(89,895)	$(2,010,375)

(2)	Net of redemption fees of $271 and $88, respectively. Effective April 30, 2016, the 1% redemption fee was eliminated.

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Shares	Value	Shares	Value
Institutional Class
Shares sold	629,829	$13,446,703	548,816	$12,319,785
Shares issued in
reinvestment of distributions	14,611	326,265	32,745	708,282
Shares redeemed(3)	(407,511)	(8,683,649)	(176,763)	(3,924,874)
Net increase	236,929	$5,089,319	404,798	$9,103,193

(3)	Net of redemption fees of $— and $200, respectively. Effective April 30, 2016, the 1% redemption fee was eliminated.

The accompanying notes are an integral part of these financial statements.

CONGRESS MID CAP GROWTH FUND

STATEMENTS OF CHANGES IN NET ASSETS

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015

INCREASE (DECREASE) IN NET ASSETS FROM:
OPERATIONS
Net investment income	$990,189	$278,228
Net realized gain on investments	3,610,690	3,793,767
Change in net unrealized
appreciation/depreciation on investments	52,123,786	(5,629,346)
Net increase (decrease) in net assets
resulting from operations	56,724,665	(1,557,351)

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income:
Retail Class	(5,607)	—
Institutional Class	(997,481)	(307,756)
From net realized gain on investments:
Retail Class	(445,693)	(118,699)
Institutional Class	(5,030,213)	(1,823,973)
Total distributions to shareholders	(6,478,994)	(2,250,428)

CAPITAL SHARE TRANSACTIONS
Increase in net assets derived from
net change in outstanding shares - Retail Class(1)	25,972,338	5,535,356
Increase in net assets derived from
net change in outstanding shares - Institutional Class(1)	237,279,898	85,607,664
Total increase in net assets
from capital share transactions	263,252,236	91,143,020
Total increase in net assets	313,497,907	87,335,241

NET ASSETS
Beginning of year	290,841,192	203,505,951
End of year	$604,339,099	$290,841,192

The accompanying notes are an integral part of these financial statements.

CONGRESS MID CAP GROWTH FUND

STATEMENTS OF CHANGES IN NET ASSETS (Continued)

(1)	Summary of capital share transactions is as follows:

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Shares	Value	Shares	Value
Retail Class
Shares sold	2,164,791	$33,224,753	1,034,154	$15,158,492
Shares issued in
reinvestment of distributions	22,775	371,921	6,687	97,301
Shares redeemed(2)	(490,691)	(7,624,336)	(663,667)	(9,720,437)
Net increase	1,696,875	$25,972,338	377,174	$5,535,356

(2)	Net of redemption fees of $946 and $2,097, respectively. Effective April 30, 2016, the 1% redemption fee was eliminated.

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Shares	Value	Shares	Value
Institutional Class
Shares sold	21,310,515	$326,400,822	8,299,965	$123,488,033
Shares issued in
reinvestment of distributions	212,607	3,491,008	65,590	958,925
Shares redeemed(3)	(6,111,162)	(92,611,932)	(2,618,528)	(38,839,294)
Net increase	15,411,960	$237,279,898	5,747,027	$85,607,664

(3)	Net of redemption fees of $6,606 and $12,817, respectively. Effective April 30, 2016, the 1% redemption fee was eliminated.

The accompanying notes are an integral part of these financial statements.

CONGRESS ALL CAP OPPORTUNITY FUND

STATEMENTS OF CHANGES IN NET ASSETS

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015

INCREASE (DECREASE) IN NET ASSETS FROM:
OPERATIONS
Net investment income	$53,020	$261,195
Net realized loss on investments	(116,540)	(366,757)
Net increase from payments by affiliates on the
disposal of investments in violation of restrictions	163,910	—
Change in net unrealized
appreciation/depreciation on investments	2,630,201	(1,619,945)
Change in net unrealized
appreciation/depreciation on translation of
other assets and liabilities in foreign currency	13	8
Net increase (decrease) in net assets
resulting from operations	2,730,604	(1,725,499)

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income:
Retail Class	(8,319)	(38,245)
Institutional Class	(45,847)	(200,742)
From net realized gain on investments:
Retail Class	—	(4,123)
Institutional Class	—	(18,123)
Total distributions to shareholders	(54,166)	(261,233)

CAPITAL SHARE TRANSACTIONS
Increase in net assets derived from
net change in outstanding shares - Retail Class(1)	827,031	1,867,177
Increase (decrease) in net assets derived from
net change in outstanding shares - Institutional Class(1)	(4,506,010)	8,288,246
Total increase (decrease) in net assets
from capital share transactions	(3,678,979)	10,155,423
Total increase (decrease) in net assets	(1,002,541)	8,168,691

NET ASSETS
Beginning of year	24,231,497	16,062,806
End of year	$23,228,956	$24,231,497
Undistributed net investment income	$37,983	$39,206

The accompanying notes are an integral part of these financial statements.

CONGRESS ALL CAP OPPORTUNITY FUND

STATEMENTS OF CHANGES IN NET ASSETS (Continued)

(1)	Summary of capital share transactions is as follows:

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Shares	Value	Shares	Value
Retail Class
Shares sold	183,259	$2,571,118	208,369	$3,008,925
Shares issued in
reinvestment of distributions	451	7,054	2,464	34,098
Shares redeemed(2)	(126,843)	(1,751,141)	(77,102)	(1,175,846)
Net increase	56,867	$827,031	133,731	$1,867,177

(2)	Net of redemption fees of $135 and $892, respectively. Effective April 30, 2016, the 1% redemption fee was eliminated.

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Shares	Value	Shares	Value
Institutional Class
Shares sold	330,601	$4,411,802	939,179	$14,145,340
Shares issued in
reinvestment of distributions	2,112	33,201	11,751	163,216
Shares redeemed(3)	(656,340)	(8,951,013)	(428,357)	(6,020,310)
Net increase (decrease)	(323,627)	$(4,506,010)	522,573	$8,288,246

(3)	Net of redemption fees of $70 and $197, respectively. Effective April 30, 2016, the 1% redemption fee was eliminated.

The accompanying notes are an integral part of these financial statements.

CONGRESS LARGE CAP GROWTH FUND

FINANCIAL HIGHLIGHTS For a capital share outstanding throughout each year

RETAIL CLASS

	Year Ended December 31,
	2016	2015	2014	2013	2012
Net asset value,
beginning of year	$21.31	$21.57	$21.10	$16.66	$14.97

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(1)	0.12	0.10	0.03	0.06	0.08
Net realized and unrealized
gain on investments	0.84	0.29	1.88	4.74	1.69
Total from investment operations	0.96	0.39	1.91	4.80	1.77

LESS DISTRIBUTIONS:
From net investment income	(0.12)	(0.08)	(0.03)	(0.04)	(0.08)
From net realized gain	(0.08)	(0.57)	(1.41)	(0.32)	—
Total distributions	(0.20)	(0.65)	(1.44)	(0.36)	(0.08)
Paid-in capital from
redemption fees	0.00 (2)	0.00 (2)	0.00 (2)	0.00 (2)	0.00 (2)
Net asset value, end of year	$22.07	$21.31	$21.57	$21.10	$16.66
Total return	4.48%	1.79%	8.98%	28.84%	11.81%

SUPPLEMENTAL DATA:
Net assets, end of year (millions)	$10.1	$15.1	$17.3	$19.7	$18.1
Portfolio turnover rate	33%	31%	36%	51%	52%

RATIO OF EXPENSES TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	1.32%	1.33%	1.42%	1.70%	1.97%
After fees waived and
expenses absorbed	1.00%	1.00%	1.00%	1.00%	1.00%

RATIO OF NET INVESTMENT INCOME (LOSS)
TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	0.24%	0.10%	(0.27)%	(0.38)%	(0.46)%
After fees waived and
expenses absorbed	0.56%	0.43%	0.15%	0.32%	0.51%

(1)	Calculated based on the average number of shares outstanding
(2)	Does not round to $0.01

The accompanying notes are an integral part of these financial statements.

CONGRESS LARGE CAP GROWTH FUND

FINANCIAL HIGHLIGHTS For a capital share outstanding throughout each year

INSTITUTIONAL CLASS

	Year Ended December 31,
	2016	2015	2014	2013	2012
Net asset value,
beginning of year	$21.31	$21.57	$21.10	$16.64	$14.97

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(1)	0.18	0.15	0.09	0.11	0.01
Net realized and unrealized
gain on investments	0.83	0.30	1.88	4.76	1.78
Total from investment operations	1.01	0.45	1.97	4.87	1.79

LESS DISTRIBUTIONS:
From net investment income	(0.18)	(0.14)	(0.09)	(0.09)	(0.12)
From net realized gain	(0.08)	(0.57)	(1.41)	(0.32)	—
Total distributions	(0.26)	(0.71)	(1.50)	(0.41)	(0.12)
Paid-in capital from
redemption fees	—	0.00 (2)	—	0.00 (2)	—
Net asset value, end of year	$22.06	$21.31	$21.57	$21.10	$16.64
Total return	4.75%	2.05%	9.27%	29.27%	11.94%

SUPPLEMENTAL DATA:
Net assets, end of year (millions)	$36.2	$30.0	$21.6	$14.8	$0.7
Portfolio turnover rate	33%	31%	36%	51%	52%

RATIO OF EXPENSES TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	1.07%	1.08%	1.17%	1.45%	1.72%
After fees waived and
expenses absorbed	0.75%	0.75%	0.75%	0.75%	0.75%

RATIO OF NET INVESTMENT INCOME (LOSS)
TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	0.50%	0.36%	0.01%	(0.10)%	(0.93)%
After fees waived and
expenses absorbed	0.82%	0.69%	0.43%	0.60%	0.04%

(1)	Calculated based on the average number of shares outstanding
(2)	Does not round to $0.01

The accompanying notes are an integral part of these financial statements.

CONGRESS MID CAP GROWTH FUND

FINANCIAL HIGHLIGHTS For a capital share outstanding throughout each year/period

RETAIL CLASS

							Period Ended
	Year Ended December 31,						December 31,
	2016		2015		2014	2013	2012*
Net asset value,
beginning of year/period	$14.43		$14.55		$13.58	$10.16	$10.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(1)	0.00	(2)	(0.02)		(0.01)	(0.02)	0.03
Net realized and unrealized
gain (loss) on investments	1.89		(0.00	)(3)	1.53	3.63	0.13
Total from investment operations	1.89		(0.02)		1.52	3.61	0.16

LESS DISTRIBUTIONS:
From net investment income	(0.00	)(3)	—		—	—	—
From net realized gain	(0.15)		(0.10)		(0.56)	(0.21)	—
Total distributions	(0.15)		(0.10)		(0.56)	(0.21)	—
Paid-in capital from
redemption fees	0.00	(2)	0.00	(2)	0.01	0.02	—
Net asset value, end of year/period	$16.17		$14.43		$14.55	$13.58	$10.16
Total return	13.11%		(0.15)%		11.22%	35.72%	1.60	%^

SUPPLEMENTAL DATA:
Net assets, end of
year/period (millions)	$48.0		$18.3		$13.0	$3.7	$0.4
Portfolio turnover rate	18%		24%		35%	31%	0	%^‡

RATIO OF EXPENSES TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	1.08%		1.12%		1.15%	1.42%	3.83	%+
After fees waived and
expenses absorbed	1.00%		1.00%		1.00%	1.00%	1.00	%+

RATIO OF NET INVESTMENT INCOME (LOSS)
TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	(0.07)%		(0.25)%		(0.22)%	(0.62)%	(0.95	)%+
After fees waived and
expenses absorbed	0.01%		(0.13)%		(0.07)%	(0.20)%	1.88	%+

*	The Fund commenced operations on October 31, 2012.
(1)	Calculated based on the average number of shares outstanding
(2)	Does not round to $0.01
(3)	Does not round to $(0.01)
^	Not annualized
+	Annualized
‡	Does not round to 1%

The accompanying notes are an integral part of these financial statements.

CONGRESS MID CAP GROWTH FUND

FINANCIAL HIGHLIGHTS For a capital share outstanding throughout each year/period

INSTITUTIONAL CLASS

							Period Ended
	Year Ended December 31,						December 31,
	2016	2015		2014	2013		2012*
Net asset value,
beginning of year/period	$14.50	$14.60		$13.61	$10.17		$10.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(1)	0.04	0.02		0.02	0.00	(2)	(0.00	)(3)
Net realized and unrealized
gain (loss) on investments	1.90	(0.00	)(3)	1.55	3.65		0.17
Total from investment operations	1.94	0.02		1.57	3.65		0.17

LESS DISTRIBUTIONS:
From net investment income	(0.03)	(0.02)		(0.02)	—		—
From net realized gain	(0.15)	(0.10)		(0.56)	(0.21)		—
Total distributions	(0.18)	(0.12)		(0.58)	(0.21)		—
Paid-in capital from
redemption fees	0.00 (2)	0.00	(2)	0.00 (2)	0.00	(2)	0.00	(2)
Net asset value, end of year/period	$16.26	$14.50		$14.60	$13.61		$10.17
Total return	13.38%	0.10%		11.49%	35.88%		1.70	%^

SUPPLEMENTAL DATA:
Net assets, end of
year/period (millions)	$556.4	$272.5		$190.5	$58.2		$30.4
Portfolio turnover rate	18%	24%		35%	31%		0	%^‡

RATIO OF EXPENSES TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	0.83%	0.87%		0.90%	1.17%		3.58	%+
After fees waived and
expenses absorbed	0.75%	0.75%		0.75%	0.75%		0.75	%+

RATIO OF NET INVESTMENT INCOME (LOSS)
TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	0.16%	0.00	%(4)	0.02%	(0.42)%		(3.12	)%+
After fees waived and
expenses absorbed	0.24%	0.12%		0.17%	0.00	%(4)	(0.29	)%+

*	The Fund commenced operations on October 31, 2012.
(1)	Calculated based on the average number of shares outstanding
(2)	Does not round to $0.01
(3)	Does not round to $(0.01)
(4)	Does not round to 0.01%
^	Not annualized
+	Annualized
‡	Does not round to 1%

The accompanying notes are an integral part of these financial statements.

CONGRESS ALL CAP OPPORTUNITY FUND

FINANCIAL HIGHLIGHTS For a capital share outstanding throughout each year/period

RETAIL CLASS

							Period Ended
	Year Ended December 31,						December 31,
	2016		2015	2014		2013	2012*
Net asset value,
beginning of year/period	$13.82		$14.66	$12.95		$10.29	$10.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(1)	0.01		0.16	0.03		0.03	0.03
Net realized and unrealized
gain (loss) on investments	1.72		(0.87)	1.74		2.84	0.29
Total from investment operations	1.73		(0.71)	1.77		2.87	0.32

LESS DISTRIBUTIONS:
From net investment income	(0.02)		(0.12)	(0.00	)(2)	(0.02)	(0.03)
From net realized gain	—		(0.01)	(0.06)		(0.19)	—
Total distributions	(0.02)		(0.13)	(0.06)		(0.21)	(0.03)
Paid-in capital from
redemption fees	0.00	(3)	0.00 (3)	0.00	(3)	0.00 (3)	—
Reimbursement by Advisor	0.09		—	—		—	—
Net asset value, end of year/period	$15.62		$13.82	$14.66		$12.95	$10.29
Total return	13.18	%(4)	(4.84)%	13.67%		27.89%	3.15	%^

SUPPLEMENTAL DATA:
Net assets, end of
year/period (millions)	$6.2		$4.7	$3.0		$2.1	$0.4
Portfolio turnover rate	68%		37%	31%		41%	9	%^

RATIO OF EXPENSES TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	1.91%		1.89%	3.01%		5.20%	21.16	%+
After fees waived and
expenses absorbed	1.00%		1.00%	1.00%		1.00%	1.00	%+

RATIO OF NET INVESTMENT INCOME (LOSS)
TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	(0.85)%		0.17%	(1.81)%		(3.95)%	(18.68	)%+
After fees waived and
expenses absorbed	0.06%		1.06%	0.20%		0.25%	1.48	%+

*	The Fund commenced operations on October 31, 2012.
(1)	Calculated based on the average number of shares outstanding
(2)	Does not round to $(0.01)
(3)	Does not round to $0.01
(4)	Net increase from payments by affiliates on the disposal of investments in violation of investment restrictions contributed 0.65% to this return.
^	Not annualized
+	Annualized

The accompanying notes are an integral part of these financial statements.

CONGRESS ALL CAP OPPORTUNITY FUND

FINANCIAL HIGHLIGHTS For a capital share outstanding throughout each period/year

INSTITUTIONAL CLASS

						Period Ended
	Year Ended December 31,					December 31,
	2016		2015	2014	2013	2012*
Net asset value,
beginning of year/period	$13.86		$14.70	$12.98	$10.29	$10.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment income(1)	0.04		0.17	0.07	0.06	0.03
Net realized and unrealized
gain (loss) on investments	1.74		(0.86)	1.74	2.86	0.29
Total from investment operations	1.78		(0.69)	1.81	2.92	0.32

LESS DISTRIBUTIONS:
From net investment income	(0.04)		(0.14)	(0.03)	(0.04)	(0.03)
From net realized gain	—		(0.01)	(0.06)	(0.19)	—
Total distributions	(0.04)		(0.15)	(0.09)	(0.23)	(0.03)
Paid-in capital from
redemption fees	0.00	(2)	—	0.00 (2)	—	—
Reimbursement by Advisor	0.09		—	—	—	—
Net asset value, end of year/period	$15.69		$13.86	$14.70	$12.98	$10.29
Total return	13.51	%(3)	(4.67)%	13.95%	28.38%	3.18	%^

SUPPLEMENTAL DATA:
Net assets, end of
year/period (millions)	$17.0		$19.5	$13.1	$6.3	$1.3
Portfolio turnover rate	68%		37%	31%	41%	9	%^

RATIO OF EXPENSES TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	1.66%		1.62%	2.72%	4.95%	20.91	%+
After fees waived and
expenses absorbed	0.75%		0.75%	0.75%	0.75%	0.75	%+

RATIO OF NET INVESTMENT INCOME (LOSS)
TO AVERAGE NET ASSETS
Before fees waived and
expenses absorbed	(0.62)%		0.29%	(1.47)%	(3.70)%	(18.63	)%+
After fees waived and
expenses absorbed	0.29%		1.16%	0.50%	0.50%	1.53	%+

*	The Fund commenced operations on October 31, 2012.
(1)	Calculated based on the average number of shares outstanding
(2)	Does not round to $0.01
(3)	Net increase from payments by affiliates on the disposal of investments in violation of investment restrictions contributed 0.65% to this return.
^	Not annualized
+	Annualized

The accompanying notes are an integral part of these financial statements.

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016

NOTE 1 – ORGANIZATION

The Congress Large Cap Growth Fund, the Congress Mid Cap Growth Fund, and the Congress All Cap Opportunity Fund (the “Funds”) are each a diversified series of shares of beneficial interest of Professionally Managed Portfolios (the “Trust”), which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end investment management company.  Each Fund is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standard Codification Topic 946 “Financial Services—Investment Companies.”  The Funds commenced operations on March 31, 2009, October 31, 2012, and October 31, 2012, respectively.

The Funds offer Retail Class and Institutional Class shares.  Each class of shares has equal rights as to earnings and assets except that Retail Class shares bear distribution expenses.  Each class of shares has exclusive voting rights with respect to matters that affect just that class.  Income, expenses (other than expenses attributable to a specific class), and realized and unrealized gains or losses on investments, are allocated to each class of shares based on its relative net assets.

Each Fund’s investment objective is to seek long-term capital appreciation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds.  These policies are in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

A.
Security Valuation.  All equity securities, which may include Real Estate Investment Trusts (“REIT’s”), Business Development Companies (“BDC’s”), and Master Limited Partnerships (“MLP’s”), that are traded on U.S. or foreign national securities exchanges are valued at the last reported sale price on the exchange on which the security is principally traded or the exchange’s official closing price, if applicable.  If, on a particular day, an exchange-traded security does not trade, then the mean between the most recent quoted bid and asked prices will be used.  All equity securities, which may include REIT’s, BDC’s, and MLP’s, that are not traded on a listed exchange are valued at the last sale price in the over the counter market.  If a non-exchange traded security does not trade on a particular day, then the mean between the last quoted closing bid price and asked price will be used.

CONGRESS FUNDS
NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

Securities for which quotations are not readily available are valued at their respective fair values as determined in good faith by the Valuation Committee.  When a security is “fair valued,” consideration is given to the facts and circumstances relevant to the particular situation, including a review of various factors set forth in the pricing procedures adopted by the Board of Trustees.  Fair value pricing is an inherently subjective process, and no single standard exists for determining fair value.  Different funds could reasonably arrive at different values for the same security.  The use of fair value pricing by a fund may cause the net asset value of its shares to differ significantly from the net asset value that would be calculated without regard to such considerations.

As described above, the Funds utilize various methods to measure the fair value of their investments on a recurring basis.  U.S. GAAP establishes a hierarchy that prioritizes inputs to valuation methods.  The three levels of inputs are:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities that the Funds have the ability to access.

Level 2 –
Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 –
Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available; representing the Funds’ own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets and other characteristics particular to the security.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3.

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

The inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety, is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The following is a summary of the inputs used to value the Funds’ investments as of December 31, 2016. See the Schedules of Investments for industry breakouts.

Congress Large Cap Growth Fund:
	Level 1	Level 2	Level 3	Total
Common Stocks	$45,311,492	$—	$—	$45,311,492
Short-Term Investments	879,079	—	—	879,079
Total Investments in Securities	$46,190,571	$—	$—	$46,190,571
Congress Mid Cap Growth Fund:
	Level 1	Level 2	Level 3	Total
Common Stocks	$574,607,900	$—	$—	$574,607,900
Short-Term Investments	24,328,121	—	—	24,328,121
Total Investments in Securities	$598,936,021	$—	$—	$598,936,021
Congress All Cap Opportunity Fund:
	Level 1	Level 2	Level 3	Total
Common Stocks	$22,422,405	$—	$—	$22,422,405
Short-Term Investments	818,014	—	—	818,014
Total Investments in Securities	$23,240,419	$—	$—	$23,240,419

It is the Funds’ policy to recognize transfers between levels at the end of each Fund’s reporting period.  There were no transfers made into or out of Level 1, 2, or 3 during the year ended December 31, 2016.

B.
Foreign Currency.  Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation.  Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held.  Such fluctuations are included with the net unrealized and realized gain or loss from investments.

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

The Funds report net realized foreign exchange gains or losses that arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Funds’ books and the U.S. dollar equivalent of the amounts actually received or paid.  Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.

C.
Federal Income Taxes.  Each Fund has elected to be taxed as a “regulated investment company” and intends to distribute substantially all taxable income to its shareholders and otherwise comply with the provisions of the Internal Revenue Code applicable to regulated investment companies.  Therefore, no provisions for federal income taxes or excise taxes have been made.

In order to avoid imposition of the excise tax applicable to regulated investment companies, each Fund intends to declare each year as dividends in each calendar year at least 98.0% of its net investment income (earned during the calendar year) and 98.2% of their net realized capital gains (earned during the twelve months ended October 31) plus undistributed amounts, if any, from prior years.

Net capital losses incurred after October 31 and within the taxable year are deemed to arise on the first business day of the Funds’ next taxable year.

At December 31, 2016, the Congress Large Cap Growth Fund, Congress Mid Cap Growth Fund, and Congress All Cap Opportunity Fund did not defer any post October losses.

At December 31, 2016, the Congress Large Cap Growth Fund and Congress Mid Cap Growth Fund did not have any capital loss carry-forwards. The Congress All Cap Opportunity Fund had $220,414 in short-term capital loss carry-forwards available for federal income tax purposes which do not expire and retain their original character.

As of December 31, 2016, the Funds did not have any tax positions that did not meet the threshold of being sustained by the applicable tax authority.  Generally, tax authorities can examine all the tax returns filed for the last three years.  The Funds identify their major tax jurisdictions as U.S. Federal and the Commonwealth of Massachusetts.  As of December 31, 2016, the Funds are not aware of any tax positions for

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months.

D.
Security Transactions and Investment Income. Investment securities transactions are accounted for on the trade date.  Gains and losses realized on sales of securities are determined on a specific identification basis.  Discounts/premiums on debt securities purchased are accreted/amortized over the life of the respective securities using the effective interest method.  Dividend income is recorded on the ex-dividend date.  Dividends received from REITs generally are comprised of ordinary income, capital gains, and may include return of capital.  Interest income is recorded on an accrual basis.  Other non-cash dividends are recognized as investment income at the fair value of the property received.  Withholding taxes on foreign dividends have been provided for in accordance with the Trust’s understanding of the applicable country’s tax rules and rates.

E.
Distributions to Shareholders.  Distributions to shareholders from net investment income and net realized gains on securities for the Funds are normally declared and paid on an annual basis.  Distributions are recorded on the ex-dividend date.

F.
Use of Estimates.  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

G.
Share Valuation.  The net asset value (“NAV”) per share of the Funds are calculated by dividing the sum of the value of the securities held by the Funds, plus cash or other assets, minus all liabilities (including estimated accrued expenses) by the total number of shares outstanding for the Funds, rounded to the nearest cent.  The Funds’ shares will not be priced on the days on which the New York Stock Exchange is closed for trading.  The offering and redemption price is equal to the Funds’ net asset value per share.  The Funds charged a 1.00% redemption fee on shares held less than 90 days, however, effective April 30, 2016, the 1.00% redemption fee was eliminated.  This fee was deducted from the redemption proceeds otherwise payable to the shareholder.  The Funds retained the fee charged as paid-in capital and such fees became part of the Funds’ daily NAV calculation.

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

H.
Guarantees and Indemnifications.  In the normal course of business, the Funds enter into contracts with service providers that contain general indemnification clauses.  The Funds’ maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Funds that have not yet occurred.  However, based on experience, the Funds expect the risk of loss to be remote.

I.
Reclassifications of Capital Accounts.  U.S. GAAP requires that certain components of net assets relating to permanent differences be reclassified between financial and tax reporting.  These reclassifications have no effect on net assets or net asset value per share.  For the year ended December 31, 2016, the following adjustments were made(a):

		Undistributed
	Undistributed	(Accumulated)
	(Accumulated)	Net Realized
	Net Investment	Gain (Loss)	Paid-In
Fund	Income (Loss)	on Investments	Capital
Congress Large Cap Growth Fund	$7,512	$(7,512)	$—
Congress Mid Cap Growth Fund	$12,899	$(12,899)	$—
Congress All Cap Opportunity Fund	$(77)	$77	$—

(a) These differences were primarily due to currency and distribution adjustments.

J.
Subsequent Events. In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued.  Management has determined that there were no subsequent events that would need to be disclosed in the Funds’ financial statements.

NOTE 3 – COMMITMENTS AND OTHER RELATED PARTY TRANSACTIONS

Congress Asset Management Company, LLP (the “Advisor”) provides each Fund with investment management services under an Investment Advisory Agreement (the “Agreement”).  Under the Agreement, the Advisor furnishes all investment advice, office space, and certain administrative services, and provides most of the personnel needed by the Funds.  As compensation for its services, the Advisor is entitled to a monthly fee.  For the Congress Large Cap Growth Fund, the Advisor is entitled to a monthly fee at the annual rate of 0.50% based upon the average daily net assets of the Fund.  For the Congress Mid Cap Growth Fund and the Congress All Cap Opportunity Fund, the Advisor is entitled to a monthly fee at the annual rate of 0.60% based upon the average daily net assets of the Funds.  The advisory fees incurred during the

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

year ended December 31, 2016, are disclosed in the Statements of Operations.  The investment advisory fees incurred are paid monthly to the Advisor, net of any monthly waiver or reimbursement discussed below.

The Advisor has contractually agreed to limit each Fund’s Retail Class annual expense ratio to 1.00% and each Fund’s Institutional Class annual expense ratio to 0.75% of each class’s average daily net assets.  The contract’s term is indefinite and may be terminated only by the Board of Trustees.  The amounts of expenses reimbursed during the year ended December 31, 2016, are disclosed in the Statements of Operations.

At December 31, 2016, the remaining cumulative unreimbursed amounts paid and/or waived by the Advisor on behalf of the Congress Large Cap Growth Fund, Congress Mid Cap Growth Fund, and Congress All Cap Opportunity Fund that may be reimbursed were $444,757, $905,940, and $614,647, respectively.  The Advisor may recapture a portion of the above amounts no later than the dates as stated below.  Any recapture of a fee waived or expense reimbursed should occur prior to the end of the third fiscal year after the reimbursement was paid.

Congress Large Cap Growth Fund:

Expiration	Amount
December 31, 2017	$156,255
December 31, 2018	141,080
December 31, 2019	147,422
$444,757
Congress Mid Cap Growth Fund:

Expiration	Amount
December 31, 2017	$220,971
December 31, 2018	318,249
December 31, 2019	366,720
$905,940
Congress All Cap Opportunity Fund:

Expiration	Amount
December 31, 2017	$212,943
December 31, 2018	197,813
December 31, 2019	203,891
$614,647

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

The Funds must pay their current ordinary operating expenses before the Advisor is entitled to any reimbursement.  Any such reimbursement is also contingent upon the Board of Trustees’ review.

U.S. Bancorp Fund Services, LLC (“USBFS”), an indirect wholly-owned subsidiary of U.S. Bancorp, serves as the Funds’ administrator, fund accountant, and transfer agent.  In those capacities USBFS maintains the Funds’ books and records, calculates each Fund’s NAV, prepares various federal and state regulatory filings, coordinates the payment of the Funds’ expenses, reviews expense accruals, and prepares materials supplied to the Board of Trustees.  The officers of the Trust and the Chief Compliance Officer are also employees of USBFS.  Fees paid by the Funds to USBFS for these services for the year ended December 31, 2016, are disclosed in the Statements of Operations.

Quasar Distributors, LLC (the “Distributor”) acts as the Funds’ principal underwriter in a continuous public offering of the Funds’ shares.  U.S. Bank NA serves as custodian (the “Custodian”) to the Funds.  Both the Distributor and Custodian are affiliates of the Administrator.

The Funds have adopted a Distribution Plan (the “Plan”) in accordance with Rule 12b-1 under the 1940 Act with respect to the Retail Class shares.  The Plan provides that each Fund may pay a fee to the Distributor at an annual rate up to 0.25% of the average daily net assets of the Retail Class shares of each Fund.  These fees may be used by the Distributor to provide compensation for sales support, distribution activities, or shareholder servicing activities.  Distribution fees incurred by the Funds during the year ended December 31, 2016, are disclosed in the Statements of Operations.

During the year ended December 31, 2015, and during the year ended December 31, 2016, two security transactions were made by the Advisor that caused the Congress All Cap Opportunity Fund to be out of compliance with the diversification limits described in the Fund’s Statement of Additional Information (“SAI”).  As described in the SAI, as to 75% of the Fund’s total assets, the Fund may not invest more than 5% of its total assets in the securities of a single issuer or hold more than 10% of the outstanding voting securities of a single issuer.  The Advisor sold the applicable securities and reimbursed the Fund for realized losses of $139,215 and $24,695, for a total of $163,910, during the year ended December 31, 2016.

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

NOTE 4 – PURCHASES AND SALES OF SECURITIES

The cost of purchases and the proceeds from sales of securities, excluding short-term securities and U.S. Government securities for the year ended December 31, 2016, were as follows:

Fund	Purchases	Sales
Congress Large Cap Growth Fund	$14,761,346	$15,380,026
Congress Mid Cap Growth Fund	$319,552,689	$76,006,833
Congress All Cap Opportunity Fund	$14,688,602	$17,782,256

There were no purchases or sales of long-term U.S. Government securities for the Funds for the year ended December 31, 2016.

NOTE 5 – DISTRIBUTIONS TO SHAREHOLDERS

The tax character of distributions paid during the year ended December 31, 2016, and the year ended December 31, 2015, were as follows:

Congress Large Cap Growth Fund:
	2016	2015
Distributions paid from:
Ordinary Income	$341,957	$253,374
Long-term capital gain	180,254	1,182,579
	$522,211	$1,435,953
Congress Mid Cap Growth Fund:
	2016	2015
Distributions paid from:
Ordinary Income	$960,661	$278,228
Long-term capital gain	5,518,333	1,972,200
	$6,478,994	$2,250,428
Congress All Cap Opportunity Fund:
	2016	2015
Distributions paid from:
Ordinary Income	$54,166	$238,989
Long-term capital gain	—	22,244
	$54,166	$261,233

CONGRESS FUNDS

NOTES TO FINANCIAL STATEMENTS December 31, 2016 (Continued)

The components of accumulated earnings (losses) on a tax basis at December 31, 2016, were as follows*:

	Congress	Congress	Congress
	Large Cap	Mid Cap	All Cap
	Growth	Growth	Opportunity
	Fund	Fund	Fund
Cost of Investments	$37,049,194	$526,335,583	$19,532,219
Gross tax unrealized
appreciation	9,896,743	89,258,846	4,196,382
Gross tax unrealized
depreciation	(755,366)	(16,658,408)	(488,182)
Net unrealized appreciation	$9,141,377	$72,600,438	$3,708,200
Undistributed
ordinary income	—	—	37,983
Undistributed long-term
capital gain	425,384	3,001	—
Total distributable earnings	425,384	3,001	37,983
Other accumulated
gains/(losses)	—	—	(220,393)
Total accumulated gains	$9,566,761	$72,603,439	$3,525,790

*	The difference between book and tax basis unrealized appreciation was primarily attributable to wash sale and transfer-in-kind adjustments.

NOTE 6 – CREDIT FACILITY

U.S. Bank NA has made available to the Funds credit facilities to be used for temporary or extraordinary purposes related to Fund redemptions.  Credit facility activity for the year ended December 31, 2016, was as follows:

	Large Cap	Mid Cap	All Cap
Maximum Available Credit	$2,000,000	$15,000,000	$3,000,000
Largest Amount Outstanding
on an Individual Day	—	—	178,000
Average Daily Loan Outstanding	—	—	1,907
Interest Expense	—	—	67
Loan Outstanding as
of December 31, 2016	—	—	—
Average Interest Rate	3.50%	3.50%	3.50%

CONGRESS FUNDS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Professionally Managed Portfolios
and Shareholders of the Congress Funds

We have audited the accompanying statements of assets and liabilities of the Congress Large Cap Growth Fund, Congress Mid Cap Growth Fund, and Congress All Cap Opportunity Fund (the “Funds”), each a series of Professionally Managed Portfolios (the “Trust”), including the schedules of investments, as of December 31, 2016, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended with respect to the Congress Large Cap Fund, and with respect to Congress Mid Cap Growth Fund and Congress All Cap Growth Fund, the financial highlights for the each of the four years in the period then ended and the period October 31, 2012 (commencement of operations) to December 31, 2012.  These financial statements and financial highlights are the responsibility of the Funds’ management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  The Funds are not required to have, nor were we engaged to perform, an audit of their internal controls over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  Our procedures included confirmation of securities owned as of December 31, 2016, by correspondence with the custodian.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Congress Large Cap Growth Fund, Congress Mid Cap Growth Fund, and Congress All Cap Opportunity Fund as of December 31, 2016, the results of their operations for the year then ended, and the changes in their net assets for each of the two years in the period then ended and their financial highlights for the periods referred to above, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 1, 2017

CONGRESS FUNDS

EXPENSE EXAMPLES For the Six Months Ended December 31, 2016 (Unaudited)

As a shareholder of the Congress Large Cap Growth Fund, the Congress Mid Cap Growth Fund, and the Congress All Cap Opportunity Fund (the “Funds”), you incur two types of costs: (1) transaction costs and (2) ongoing costs, including investment advisory fees, distribution and/or service fees and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.  The examples are based on an investment of $1,000 invested at the beginning of the period and held for the entire period (7/1/16 – 12/31/16).

Actual Expenses
The first line of the table below provides information about actual account values based on actual returns and actual expenses. Although the Funds charge no sales load or transaction fees, you will be assessed fees for outgoing wire transfers, returned checks and stop payment orders at prevailing rates charged by U.S. Bancorp Fund Services, LLC, the Funds’ transfer agent.  If you request that a redemption be made by wire transfer a $15.00 fee is currently charged by the Funds’ transfer agent.  An Individual Retirement Account will be charged a $15.00 annual maintenance fee.  To the extent the Funds invest in shares of other investment companies as part of their investment strategy, you will indirectly bear your proportionate share of any fees and expenses charged by the underlying funds in which the Funds invest in addition to the expenses of the Funds.  Actual expenses of the underlying funds are expected to vary among the various underlying funds.  These expenses are not included in the example below.  The examples below include, but are not limited to, investment advisory fees, fund accounting fees, custody fees, and transfer agent fees.  However, the examples below do not include portfolio trading commissions and related expenses.  You may use the information in the examples, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled, “Expenses Paid During the Period’’ to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes
The second line of the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual expense ratios and an assumed rate of return of 5% per year before expenses, which are not the Funds’ actual returns. The hypothetical account values and expenses may not be used to estimate the actual ending account balances or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare these 5% hypothetical examples with the 5% hypothetical examples that appear in the shareholder reports of the other funds.  Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

CONGRESS FUNDS

EXPENSE EXAMPLES For the Six Months Ended December 31, 2016 (Unaudited) (Continued)

Congress Large Cap Growth Fund
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During the Period
	7/1/16	12/31/16	7/1/16 – 12/31/16
Retail Class Actual	$1,000.00	$1,035.60	$5.12	(1)
Retail Class Hypothetical
(5% return before expenses)	$1,000.00	$1,020.11	$5.08	(1)

Institutional Class Actual	$1,000.00	$1,036.80	$3.84	(2)
Institutional Class Hypothetical
(5% return before expenses)	$1,000.00	$1,021.37	$3.81	(2)

Congress Mid Cap Growth Fund
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During the Period
	7/1/16	12/31/16	7/1/16 – 12/31/16
Retail Class Actual	$1,000.00	$1,057.10	$5.17	(1)
Retail Class Hypothetical
(5% return before expenses)	$1,000.00	$1,020.11	$5.08	(1)

Institutional Class Actual	$1,000.00	$1,058.60	$3.88	(2)
Institutional Class Hypothetical
(5% return before expenses)	$1,000.00	$1,021.37	$3.81	(2)

Congress All Cap Opportunity Fund
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During the Period
	7/1/16	12/31/16	7/1/16 – 12/31/16
Retail Class Actual	$1,000.00	$1,118.00	$5.32	(1)
Retail Class Hypothetical
(5% return before expenses)	$1,000.00	$1,020.11	$5.08	(1)

Institutional Class Actual	$1,000.00	$1,119.70	$4.00	(2)
Institutional Class Hypothetical
(5% return before expenses)	$1,000.00	$1,021.37	$3.81	(2)

(1)
Expenses are equal to the Class’ annualized expense ratio for the most recent six-month period of 1.00% (reflecting fee waivers in effect and expenses absorbed) multiplied by the average account value over the period multiplied by 184/366 (to reflect the one-half year period).

(2)
Expenses are equal to the Class’ annualized expense ratio for the most recent six-month period of 0.75% (reflecting fee waivers in effect and expenses absorbed) multiplied by the average account value over the period multiplied by 184/366 (to reflect the one-half year period).

CONGRESS FUNDS

APPROVAL OF INVESTMENT ADVISORY AGREEMENT (Unaudited)

At a meeting held on August 8, 2016, the Board (which is comprised of five persons, all of whom are Independent Trustees as defined under the Investment Company Act) considered and approved the continuance of the Investment Advisory Agreement (the “Advisory Agreement”) between Professionally Managed Portfolios (the “Trust”) and Congress Asset Management Company, LLP (the “Advisor”) for the Congress Large Cap Growth Fund, Congress Mid Cap Growth Fund, and Congress All Cap Opportunity Fund (each a “Fund,” and together, the “Funds”).  At this meeting and at a prior meeting held on May 23, 2016, the Board received and reviewed substantial information regarding the Funds, the Advisor and the services provided by the Advisor to the Funds under the Advisory Agreement.  This information, together with the information provided to the Board throughout the course of the year, formed the primary (but not exclusive) basis for the Board’s determinations.  Below is a summary of the factors considered by the Board and the conclusions that formed the basis for the Board’s approval of the continuance of the Advisory Agreement:

1.
The nature, extent and quality of the services provided and to be provided by the Advisor under the Advisory Agreement.  The Trustees considered the nature, extent and quality of the Advisor’s overall services provided to the Funds as well as its specific responsibilities in all aspects of day-to-day investment management of the Funds.  The Board considered the qualifications, experience and responsibilities of the portfolio managers, as well as the responsibilities of other key personnel of the Advisor involved in the day-to-day activities of the Funds.  The Board also considered the resources and compliance structure of the Advisor, including information regarding its compliance program, its chief compliance officer and the Advisor’s compliance record, and the Advisor’s disaster recovery/business continuity plan.  The Board also considered the prior relationship between the Advisor and the Trust, as well as the Board’s knowledge of the Advisor’s operations, and noted that during the course of the prior year they had met with the Advisor in person to discuss fund performance and investment outlook, as well as, various marketing and compliance topics, including the Advisor’s risk management process.  The Board concluded that the Advisor had the quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Advisory Agreement and that the nature, overall quality and extent of such management services are satisfactory.

CONGRESS FUNDS

APPROVAL OF INVESTMENT ADVISORY AGREEMENT (Unaudited) (Continued)

2.
The Funds’ historical performance and the overall performance of the Advisor.  In assessing the quality of the portfolio management delivered by the Advisor, the Board reviewed the short-term and long-term performance of each Fund on both an absolute basis, and in comparison to its peer funds utilizing Morningstar classifications and appropriate securities benchmarks.  While the Board considered both short-term and long-term performance, it placed greater emphasis on longer term performance.  When reviewing each Fund’s performance against its comparative peer group universe, the Board took into account that the investment objective and strategies of each Fund as well as its level of risk tolerance, may differ significantly from funds in the peer universe.

For the Congress Large Cap Growth Fund, the Board noted that the Fund outperformed its peer group median for the year-to-date and one-year periods, underperformed its peer group median for the three-year period, and performed at the median for the five-year period, ended March 31, 2016.  The Board also considered the Fund’s underperformance compared to the Advisor’s other similarly managed accounts for the one-year, three-year and five-year periods ended March 31, 2016, and the reasons given by the Advisor for that difference in performance.  The Board also considered the performance of the Congress Large Cap Growth Fund against its broad-based securities market benchmark, noting it underperformed its benchmark for the one-year, three-year and five-year periods ended March 31, 2016.

For the Congress Mid Cap Growth Fund, the Board noted that the Fund outperformed its peer group median for the year-to-date, one-year and three-year periods ended March 31, 2016.  The Board also considered the Fund’s underperformance compared to the Advisor’s other similarly managed accounts for the one-year and three-year periods ended March 31, 2016, and the reasons given by the Advisor for that underperformance.  The Board also considered the outperformance of the Fund against its broad-based securities market benchmark for the one-year and three-year periods ended March 31, 2016.

For the Congress All Cap Opportunity Fund, the Board noted that the Fund outperformed its peer group median for the year-to-date and one-year periods and underperformed its peer group median for the three-year period ended March 31, 2016.  The Board also noted that the Fund outperformed the Advisor’s other similarly managed accounts for the

CONGRESS FUNDS

APPROVAL OF INVESTMENT ADVISORY AGREEMENT (Unaudited) (Continued)

one-year period and underperformed the Advisor’s other similarly managed accounts for the three-year period ended March 31, 2016, and the Board considered the reasons given by the Advisor for that underperformance.  The Board also considered the Fund’s underperformance against its broad-based securities market benchmark for the one-year and three-year periods ended March 31, 2016.

3.
The costs of the services provided by the Advisor and the structure of the Advisor’s fees under the Advisory Agreement.  In considering the advisory fee and total fees and expenses of each Fund, the Board reviewed comparisons to the peer funds and similarly managed separate accounts for other types of clients advised by the Advisor, as well as all expense waivers and reimbursements.  When reviewing fees charged to other similarly managed accounts, the Board took into consideration the type of account and the differences in the management of that account that might be germane to the difference, if any, in the fees charged to such accounts.  The Trustees noted that the fees charged to each Fund as compared to the fees charged by the Advisor to its similarly managed separate account clients differed due to a number of factors.

For the Congress Large Cap Growth Fund, the Board noted that the Advisor had contractually agreed to maintain an annual expense ratio of 1.00% for the Fund’s Retail Class shares and 0.75% for its Institutional Class shares (the “Expense Caps”).  The Board noted that the Fund’s advisory fee and net expense ratio (less Rule 12b-1 fees) were among the lowest of its peer group median and average.  The Board concluded that the fees paid to the Advisor were fair and reasonable in light of the comparative performance and advisory fee information.

For the Congress Mid Cap Growth Fund, the Board noted that the Advisor had contractually agreed to maintain an annual expense ratio of 1.00% for the Fund’s Retail Class shares and 0.75% for its Institutional Class shares (the “Expense Caps”).  The Board noted that the Fund’s advisory fee and net expense ratio (less Rule 12b-1 fees) were among the lowest its peer group median and average.  The Board concluded that the fees paid to the Advisor were fair and reasonable in light of the comparative performance and advisory fee information.

For the Congress All Cap Opportunity Fund, the Board noted that the Advisor had contractually agreed to maintain an annual expense ratio of 1.00% for the Fund’s Retail Class shares and 0.75% for its Institutional Class shares (the “Expense Caps”).  The Board noted that the Fund’s

CONGRESS FUNDS

APPROVAL OF INVESTMENT ADVISORY AGREEMENT (Unaudited) (Continued)

advisory fee and net expense ratio (less Rule 12b-1 fees) were among the lowest of its peer group median and average.  The Board concluded that the fees paid to the Advisor were fair and reasonable in light of the comparative performance and advisory fee information.

4.
Economies of Scale.  The Board also considered whether economies of scale were being realized by the Advisor that should be shared with shareholders.  The Board noted that the Advisor has contractually agreed to reduce its advisory fees or reimburse Fund expenses so that each Fund does not exceed its specified Expense Caps.  The Board noted that at current asset levels, it did not appear that there were additional significant economies of scale being realized by the Advisor that should be shared with shareholders and concluded that it would continue to monitor economies of scale in the future as circumstances changed and assuming asset levels continued to increase.

5.
The profits to be realized by the Advisor and its affiliates from their relationship with the Funds.  The Board reviewed the Advisor’s financial information and took into account both the direct benefits and the indirect benefits to the Advisor from advising the Funds.  The Board considered the profitability to the Advisor from its relationship with the Funds.  The Board considered any additional benefits derived by the Advisor from its relationship with the Funds, particularly benefits received in exchange for “soft dollars” and Rule 12b-1 fees paid to the Advisor.  The Board also reviewed information regarding fee offsets for separate accounts invested in the Funds and determined that the Advisor was not receiving an advisory fee both at the separate account and at the Fund level for these accounts, and as a result was not receiving additional fall-out benefits from these relationships.  After such review, the Board determined that the profitability to the Advisor with respect to the Advisory Agreement was not excessive, and that the Advisor had maintained adequate profit levels to support the services it provides to the Funds.

No single factor was determinative of the Board’s decision to approve the continuance of the Advisory Agreement, but rather the Board based its determination on the total combination of information available to them.  Based on a consideration of all the factors in their totality, the Board determined that the advisory arrangements with the Advisor, including each Fund’s advisory fee, were fair and reasonable.  The Board therefore determined that the continuance of the Advisory Agreement would be in the best interests of the Funds and their shareholders.

CONGRESS FUNDS

TRUSTEES AND EXECUTIVE OFFICERS

The Board is responsible for the overall management of the Trust, including general supervision and review of the investment activities of the Fund.  The Board, in turn, elects the officers of the Trust, who are responsible for the day-to-day operations of the Trust and its separate series.  The current Trustees and executive officers of the Trust, their birth dates, positions with the Trust, terms of office with the Trust and length of time served, their principal occupations during the past five years and other directorships are set forth in the table below.

		Term of		Number of
		Office		Portfolios	Other
		and		in Fund	Directorships
	Positions	Length		Complex(2)	Held
Name, Address	with the	of Time	Principal Occupation	Overseen	During Past
And Age	Trust(1)	Served	During Past Five Years	by Trustees	Five Years

Independent Trustees of the Trust(1)

Dorothy A. Berry	Chairman	Indefinite	Formerly, President,	3	Director, PNC
(born 1943)	and	Term;	Talon Industries, Inc.		Funds, Inc.
c/o U.S. Bancorp	Trustee	Since	(business consulting);
Fund Services, LLC		May	formerly, Executive
2020 E. Financial Way		1991.	Vice President and Chief
Suite 100			Operating Officer,
Glendora, CA 91741			Integrated Asset
Management (investment
adviser and manager) and
formerly, President, Value
Line, Inc. (investment
advisory and financial
publishing firm).

Wallace L. Cook	Trustee	Indefinite	Investment Consultant;	3	The Dana
(born 1939)		Term;	formerly, Chief Executive		Foundation.
c/o U.S. Bancorp		Since	Officer, Rockefeller Trust
Fund Services, LLC		May	Co., (prior thereto Senior
2020 E. Financial Way		1991.	Vice President), and
Suite 100			Managing Director,
Glendora, CA 91741			Rockefeller & Co.
(Investment Manager
and Financial Advisor);
formerly, Senior Vice
President, Norton Simon, Inc.
(international consumer
products conglomerate.)

CONGRESS FUNDS

TRUSTEES AND EXECUTIVE OFFICERS (Continued)

		Term of		Number of
		Office		Portfolios	Other
		and		in Fund	Directorships
	Positions	Length		Complex(2)	Held
Name, Address	with the	of Time	Principal Occupation	Overseen	During Past
And Age	Trust(1)	Served	During Past Five Years	by Trustees	Five Years

Eric W. Falkeis	Trustee	Indefinite	Chief Operating Officer,	3	Interested
(born 1973)		Term;	Direxion Funds since 2013;		Trustee,
c/o U.S. Bancorp		Since	formerly, Senior Vice		Direxion
Fund Services, LLC		September	President and Chief		Funds,
2020 E. Financial Way		2011.	Financial Officer (and other		Direxion ETF
Suite 100			positions), U.S. Bancorp		Trust and
Glendora, CA 91741			Fund Services, LLC		Direxion
			1997-2013.		Variable
Trust.

Carl A. Froebel	Trustee	Indefinite	Formerly, President and	3	None.
(born 1938)		Term;	Founder, National Investor
c/o U.S. Bancorp		Since	Data Services, Inc.
Fund Services, LLC		May	(investment related
2020 E. Financial Way		1991.	computer software).
Suite 100
Glendora, CA 91741

Steven J. Paggioli	Trustee	Indefinite	Consultant, since July	3	Independent
(born 1950)		Term;	2001; formerly, Executive		Trustee,
c/o U.S. Bancorp		Since	Vice President, Investment		AMG Funds;
Fund Services, LLC		May	Company Administration,		Advisory
2020 E. Financial Way		1991.	LLC (mutual fund		Board
Suite 100			administrator).		Member,
Glendora, CA 91741					Sustainable
Growth
Advisers, LP;
Independent
Director,
Chase
Investment
Counsel.

Officers of the Trust

Elaine E. Richards	President	Indefinite	Vice President and	Not	Not
(born 1968)		Term;	Legal Compliance	Applicable.	Applicable.
c/o U.S. Bancorp		Since	Officer, U.S. Bancorp
Fund Services, LLC		March	Fund Services, LLC,
2020 E. Financial Way		2013.	since July 2007.
Suite 100	Secretary	Indefinite
Glendora, CA 91741		Term;
Since
February
2008.

CONGRESS FUNDS

TRUSTEES AND EXECUTIVE OFFICERS (Continued)

	Positions	Length		Complex(2)	Held
Name, Address	with the	of Time	Principal Occupation	Overseen	During Past
And Age	Trust(1)	Served	During Past Five Years	by Trustees	Five Years

Aaron J. Perkovich	Treasurer	Indefinite	Vice President, U.S.	Not	Not
(born 1973)		Term;	Bancorp Fund Services,	Applicable.	Applicable.
c/o U.S. Bancorp		Since	LLC, since June 2006.
Fund Services, LLC		August
615 East Michigan St.		2016.
Milwaukee, WI 53202

Melissa Breitzman	Assistant	Indefinite	Assistant Vice President,	Not	Not
(born 1983)	Treasurer	Term;	U.S. Bancorp Fund	Applicable.	Applicable.
c/o U.S. Bancorp		Since	Services, LLC since
Fund Services, LLC		August	June 2005.
615 East Michigan St.		2016.
Milwaukee, WI 53202

Craig Benton	Assistant	Indefinite	Assistant Vice President,	Not	Not
(born 1985)	Treasurer	Term;	U.S. Bancorp Fund	Applicable.	Applicable.
c/o U.S. Bancorp		Since	Services, LLC since
Fund Services, LLC		August	November 2007.
615 East Michigan St.		2016.
Milwaukee, WI 53202

Donna Barrette	Chief	Indefinite	Senior Vice President	Not	Not
(born 1966)	Compli-	Term;	and Compliance Officer,	Applicable.	Applicable.
c/o U.S. Bancorp	ance	Since	U.S. Bancorp Fund
Fund Services, LLC	Officer	July	Services, LLC since
615 East Michigan St.		2011.	August 2004.
Milwaukee, WI	Anti-	Indefinite
53202	Money	Term;
	Laun-	Since
	dering	July
	Officer	2011.
	Vice	Indefinite
	President	Term;
Since
July 2011.

(1)	All Trustees of the Trust are not “interested persons” of the Trust as defined under the 1940 Act (“Independent Trustees”)
(2)
The Trust is comprised of numerous series managed by unaffiliated investment advisers. The term “Fund Complex” applies only to the Funds. The Funds do not hold themselves out as related to any other series within the Trust for purposes of investment and investor services, nor do they share the same investment advisor with any other series.

CONGRESS FUNDS

QUALIFIED DIVIDEND INCOME, DIVIDENDS RECEIVED DEDUCTION (Unaudited)

For the fiscal year ended December 31, 2016, certain dividends paid by the Funds may be subject to a maximum tax rate of 23.8%, as provided for by the American Taxpayer Relief Act of 2012.  The percentage of dividends declared from ordinary income designated as qualified dividend income was as follows:

Congress Large Cap Growth Fund	100.00%
Congress Mid Cap Growth Fund	100.00%
Congress All Cap Opportunity Fund	100.00%

For corporate shareholders, the percent of ordinary income distributions qualifying for the corporate dividends received deduction was as follows:

Congress Large Cap Growth Fund	100.00%
Congress Mid Cap Growth Fund	100.00%
Congress All Cap Opportunity Fund	100.00%

The percentage of taxable ordinary income distributions that are designated as short-term capital gain distributions under Internal Revenue Section 871(K)(2)(C) for the Funds were as follows:

Congress Large Cap Growth Fund	0.00%
Congress Mid Cap Growth Fund	0.00%
Congress All Cap Opportunity Fund	0.00%

INFORMATION ABOUT PROXY VOTING (Unaudited)

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available without charge, upon request, by calling (888) 688-1299. Furthermore, you can obtain the description on the SEC’s website at www.sec.gov.

Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-months ended June 30 is available without charge, upon request, by calling (888) 688-1299.  Furthermore, you can obtain the Funds’ proxy voting records on the SEC’s website at www.sec.gov.

CONGRESS FUNDS

INFORMATION ABOUT THE PORTFOLIO HOLDINGS (Unaudited)

The Funds file their complete schedule of portfolio holdings for their first and third fiscal quarters with the SEC on Form N-Q. The Funds’ Form N-Q is available without charge, upon request, by calling (888) 688-1299.  Furthermore, you can obtain the Form N-Q on the SEC’s website at www.sec.gov.  The Funds’ Form N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington D.C.  Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

INFORMATION ABOUT HOUSEHOLDING (Unaudited)

To reduce expenses, we may mail only one copy of the Funds’ prospectuses and annual and semi-annual reports to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call us at (888) 688-1299 (or contact your financial institution). We will begin sending you individual copies thirty days after receiving your request.

INFORMATION ABOUT THE FUNDS’ TRUSTEES (Unaudited)

The Statement of Additional Information (“SAI”) includes additional information about the Funds’ Trustees and is available without charge, upon request, by calling (888) 688-1299. Furthermore, you can obtain the SAI on the SEC’s website www.sec.gov or the Funds’ website www.congressasset.com.

(This Page Intentionally Left Blank.)

CONGRESS FUNDS

PRIVACY NOTICE

The Funds collect non-public personal information about you from the following sources:

•	Information we receive about you on applications or other forms;
•	Information you give us verbally; and/or
•	Information about your transactions with us or others.

We do not disclose any non-public personal information about our shareholders or former shareholders without the shareholder’s authorization, except as permitted by law or in response to inquiries from governmental authorities. We may share information with affiliated parties and unaffiliated third parties with whom we have contracts for servicing the Funds. We will provide unaffiliated third parties with only the information necessary to carry out their assigned responsibilities.  All shareholder records will be disposed of in accordance with applicable law.  We maintain physical, electronic and procedural safeguards to protect your non-public personal information and require third parties to treat your non-public personal information with the same high degree of confidentiality.

In the event that you hold shares of the Funds through a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary would govern how your non-public personal information would be shared with unaffiliated third parties.

This page is not a part of the Annual Report.

Advisor
CONGRESS ASSET MANAGEMENT COMPANY
2 Seaport Lane
Boston, Massachusetts  02210

Distributor
QUASAR DISTRIBUTORS, LLC
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

Custodian
U.S. BANK NA
Custody Operations
1555 N. RiverCenter Drive, Suite 302
Milwaukee, Wisconsin  53212

Transfer Agent, Fund Accountant and Fund Administrator
U.S. BANCORP FUND SERVICES, LLC
615 East Michigan Street
Milwaukee, Wisconsin  53202

Independent Registered Public Accounting Firm
TAIT, WELLER & BAKER LLP
1818 Market Street, Suite 2400
Philadelphia, Pennsylvania  19103

Legal Counsel
SCHIFF HARDIN LLP
666 Fifth Avenue, Suite 1700
New York, New York  10103

Congress Large Cap Growth Fund
Retail Class	Institutional Class
Symbol – CAMLX	Symbol – CMLIX
CUSIP – 742935216	CUSIP – 74316J789
Congress Mid Cap Growth Fund
Retail Class	Institutional Class
Symbol – CMIDX	Symbol – IMIDX
CUSIP – 74316J466	CUSIP – 74316J458
Congress All Cap Opportunity Fund
Retail Class	Institutional Class
Symbol – CACOX	Symbol – IACOX
CUSIP – 74316J482	CUSIP – 74316J474